                                                                    EXHIBIT 21.1


NAME                                                     PLACE OF INCORPORATION
----                                                     ----------------------
Hermes Europe Railtel B.V.                               Holland
Hermes Europe Railtel Holdings B.V.                      Holland
HER Network Services B.V.B.A                             Belgium
Hermes Europe Railtel (US) Inc.                          Delaware
Hermes Europe Railtel (Spain) S.L.                       Spain
Hermes Europe Railtel (Switzerland) GmbH                 Switzerland
Hermes Europe Railtel (Ireland) Ltd.                     Ireland
Hermes Europe Railtel (Network) Ltd.                     Ireland
Hermes Europe Railtel (Germany) GmbH                     Germany
Hermes Europe Railtel (France) Sarl                      France
Hermes Europe Railtel (Italy) s.r.l.                     Italy
Hermes Europe Railtel (Denmark) ApS                      Denmark
HER (Sweden) AB                                          Sweden
Hermes Europe Railtel (UK) Limited                       United Kingdom
Ebone A/S                                                Denmark